EXHIBIT 4.1

                         CERTIFICATE OF DETERMINATION OF
                     PREFERENCES, RIGHTS AND LIMITATIONS OF
                           SERIES A PREFERRED STOCK OF
                              TARRANT APPAREL GROUP
                         -------------------------------

                         (Pursuant to Section 401 of the
                             General Corporation Law
                           of the State of California)

     The undersigned, Gerard Guez and Patrick Chow, hereby certify that:

     1.   They are the duly elected Chairman of the Board of Directors and Chief
Financial  Officer,   respectively,  of  Tarrant  Apparel  Group,  a  California corporation (the "CORPORATION"); and

     2. The authorized number of shares of Preferred Stock is 2,000,000, none of which have been issued. The authorized number of shares of Series A Preferred Stock is 100,000, none of which have been issued.

     3. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors duly adopted the following recitals and resolutions:

     RESOLVED, that there is hereby designated a series of Preferred Stock to be known as Series A Preferred Stock having the following rights and preferences:

1. DESIGNATION OF SHARES. The designation of the initial series of preferred shares is "SERIES A PREFERRED STOCK."

2. NUMBER OF SHARES. The number of shares constituting the Series A Preferred Stock shall be 100,000 shares (each referred to as a "SERIES A SHARE" and collectively as the "SERIES A SHARES"), none of which have yet been issued.

3.   DIVIDEND RIGHTS.

     3.1. DIVIDEND ACCRUAL. The holder of record of each Series A Share of the Corporation (a "HOLDER") shall be entitled to receive a cumulative dividend (a "DIVIDEND") out of the funds of the Corporation legally available therefor, in cash equal to the Dividend Rate (as defined below) payable only when and as declared by the Board of Directors. Such dividends will accrue and accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The


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          "DIVIDEND RATE" shall mean seven percent (7%) of the Original Issuance
          Price (as defined below). For purposes of this Certificate of Determination, the "ORIGINAL ISSUANCE PRICE" for the Series A Shares shall be $88.20 per share.

     3.2. DIVIDEND PAYMENT.

          3.2.1. So long as any Series A Shares are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend or other distribution in respect of its Common Stock until all dividends accumulated and unpaid with respect to the Series A Shares have been declared and paid. "COMMON STOCK" means the common stock of the Corporation and common stock that may hereinafter be authorized and issued by the Corporation and any share of successor or replacement stock.

          3.2.2. Notwithstanding any provision to the contrary set forth in this Certificate of Determination, no payment shall be made with respect to accrued or declared but unpaid dividends on any Series A Shares that are converted into Common Stock.

          3.2.3. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or other options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Shares shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Shares were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A
                 Shares are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

4.   LIQUIDATION.

     4.1. PREFERENCE.   In  the  event  of  the   liquidation,   dissolution  or
          winding-up, whether voluntary or involuntary, of the Corporation ("LIQUIDATION"), but not upon the conversion of Series A Shares:

          4.1.1. First, the Holder of a Series A Share shall be entitled to receive with respect to each Series A Share before and in preference to any distribution made to or set aside for the holders of Common Stock, cash or any other assets of the Corporation in an amount (or having a fair market value) equal to the Original Issuance Price (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued but unpaid Dividends on such shares pursuant to SECTION 3.1 up to the date of the final distribution in Liquidation (the "LIQUIDATION PREFERENCE"). If the assets of the Corporation available for distribution to the Holders of


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                 Series A Shares shall be  insufficient to permit the payment in full of the  amount  due to the  Holders  of  Series  A  Shares
                 pursuant  to  this   SECTION  4,  the  entire   assets  of  the
                 Corporation available for distribution to such Holders shall be distributed ratably among the Holders of the Series A Shares. The fair market value of any assets of the Corporation and the
                 proportion  of  cash  and  other  assets   distributed  by  the
                 Corporation to the Holders of the Series A Shares shall be reasonably determined in good faith by the Board of Directors.

          4.1.3. Then, if assets or surplus funds remain, after payments have been made in accordance with SECTION 4.1.1, the holders of Common Stock shall be entitled to share in all such remaining assets and surplus funds.

     4.2. MERGER; SALE. The sale of all or substantially all of the assets of the Corporation, or the acquisition of the Corporation by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Corporation are converted into cash, securities or other property of the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this SECTION 4 (excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); PROVIDED, HOWEVER, that each Holder of a Series A Share shall have the right to elect the conversion benefits of the provisions of SECTION 5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section; PROVIDED, FURTHER, that this provision shall not apply if the holders of voting securities (excluding shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means other than the exchange or conversion of the capital stock of the Corporation for shares of the surviving entity) of the Corporation immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets, beneficially own, directly or indirectly, a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets.

5. CONVERSION RIGHTS. The Series A Shares shall be convertible into Common Stock as follows:

     5.1. AUTOMATIC CONVERSION. Each Series A Share shall be convertible, at the option of the holder thereof, at any time after the occurrence of a Trigger Event (as defined below), at the office of the Corporation or any transfer agent of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by the quotient of: (a) 30 times the Original Issuance Price, divided by (b) the Conversion Price in effect on the date of conversion (such quotient is referred to as the "CONVERSION RATE"). The initial Conversion Price per share for the Series A Shares shall be the Original Issuance Price and shall be subject to adjustment as set forth in SECTIONS 5.3 AND
          5.4. A "TRIGGER EVENT" shall mean the approval at the next annual or special meeting of the shareholders of the


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          Corporation  (such  shareholder  meeting is  referred  to as the "NEXT
          SHAREHOLDER MEETING") of a proposal to approve the issuance of the number of shares of Common Stock provided for herein to the Holders upon conversion of the Series A Shares (such proposal is referred to as the "CONVERSION PROPOSAL").

     5.2. MECHANICS OF CONVERSION. Before any Holder of Series A Shares shall be entitled to convert the same into shares of Common Stock, the Holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Shares, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of Series A Shares, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

     5.3. CONVERSION PRICE ADJUSTMENTS FOR STOCK SPLITS AND COMBINATIONS. The Conversion Price of the Series A Shares shall be subject to adjustment from time to time as follows:

          5.3.1. In the event the Corporation should at any time or from time to time effect a split or subdivision of the outstanding shares of Common Stock or declare or pay a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then the Conversion Price of the Series A Shares shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each Series A Share shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

          5.3.2. If the number of shares of Common Stock outstanding at any time after the date of the first issuance of Series A Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the date of such combination, the Conversion Price for the Series A Shares


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                 shall be  appropriately  increased so that the number of shares of Common Stock  issuable on  conversion of each Series A Share
                 shall  be  decreased  in   proportion   to  such   decrease  in
                 outstanding shares.

     5.4. RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this SECTION 5), the Conversion Price shall be proportionately adjusted so that the Holders of the Series A Shares shall thereafter be entitled to receive upon conversion of such Series A Shares the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Shares would have been entitled on such recapitalization.

     5.5. NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this SECTION 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series A Shares against impairment.

     5.6. NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

          5.6.1. No fractional shares shall be issued upon the conversion of any Series A Share, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series A Shares the Holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If, after the aforementioned aggregation, the conversion would result in the issuance of a functional share of Common Stock, the Corporation shall, in lieu of issuing a fractional share, pay the converting Holder cash equal to the fair market value of such fraction (as determined in good faith by the Board of Directors).

          5.6.2. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Shares pursuant to this
                 SECTION 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of Series A Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.


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     5.7. RESERVATION OF STOCK ISSUABLE UPON CONVERSION.  The Corporation  shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series A Shares, in addition to such other remedies as shall be available to the Holders of Series A Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     5.8. NOTICES. Any notice required by the provisions of this SECTION 5 to be given to the Holders of Series A Shares shall be deemed given if deposited in the United States first class mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     5.9. PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of the Series A Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Shares so converted were registered.

6. VOTING RIGHTS. Except as otherwise required by law, voting powers in the Corporation shall be vested exclusively in the holders of Common Stock, and the holders of Series A Shares shall have no voting rights.

7.   REDEMPTION.

     7.1. REDEMPTION RIGHTS. In the event that the Next Shareholder Meeting is duly held and adjourned without approving the Conversion Proposal, then the Corporation shall have the right thereafter, at any time from time to time and on one or more occasions, to redeem all or any portion of Series A Shares, subject to the limitations of applicable law on the Corporation's ability to make distributions to shareholders, at a price per share equal to the Liquidation Preference (the "SERIES A REDEMPTION PRICE"), on a date specified in written notice to the Holders (the "REDEMPTION DATE") specifying the number of Series A Shares to be redeemed (a "REDEMPTION NOTICE"). Any redemption effected pursuant to this Section 7 shall be made on a pro rata basis among the holders of the Series A Shares in proportion to the number of shares of Series A Shares then held by such holders.

     7.2. REDEMPTION PAYMENT. On the Redemption Date, the Corporation shall be obligated to pay to the Holder thereof (upon surrender by such Holder at the Corporation's principal office of the certificate representing such Series A Shares)


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          an  amount  in  immediately  available  funds  equal  to the  Series A
          Redemption Price of such Series A Shares redeemed on such Redemption Date.

     7.3. NO RIGHTS AFTER REDEMPTION. After the date on which the full Series A Redemption Price is paid to the Holder thereof, all rights of the Holder of such Series A Shares shall cease, and such Series A Shares shall no longer be deemed to be outstanding.

8. NO REISSUANCE OF SERIES A PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion, and redemption or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

9. ISSUANCE OF SENIOR PREFERRED STOCK. The Corporation may, without the consent or authorization of the Holders of Series A Shares, create, issue, or obligate itself to issue any new class or series of stock or any other equity security (including any security convertible into or exercisable for any equity security) ranking senior to or on a parity with the Series A Preferred Stock as to dividend rights, redemption rights, conversion rights or liquidation preferences.

10. EXCLUSION OF OTHER RIGHTS AND PRIVILEGES. Except as may otherwise be required by law, the Series A Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Determination.


                            {Signature Page Follows}


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     IN WITNESS WHEREOF,  the undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct to their own knowledge.


Dated as of December 30, 2002.




                                   By:   /S/ GERARD GUEZ
                                         --------------------------------------
                                             Gerard Guez,
                                             Chairman of the Board of Directors


                                   By:   /S/ PATRICK CHOW
                                         --------------------------------------
                                             Patrick Chow,
                                             Chief Financial Officer


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